EXHIBIT 15

CERTIFICATIONS PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Peter Meredith, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 40-F of Ivanhoe Mines Ltd.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	June 21, 2004

By:	“Peter Meredith”

Peter Meredith Chief Financial Officer